Exhibit 99.1

28969 Information Lane

 Easton, Maryland 21601

Phone 410-763-7800

PRESS RELEASE

Shore Bancshares Reports Third Quarter and Nine-Month Results

Easton, Maryland (10/22/2020) - Shore Bancshares, Inc. (NASDAQ - SHBI) (the “Company”) reported income from continuing operations of $3.391 million or $0.27 per diluted common share for the third quarter of 2020, compared to income from continuing operations of $5.335 million or $0.43 per diluted common share for the second quarter of 2020, and income from continuing operations of $4.214 million or $0.33 per diluted common share for the third quarter of 2019. Income from continuing operations for the first nine months of 2020 was $11.844 million or $0.95 per diluted common share, compared to income from continuing operations of $12.270 million or $0.96 per diluted common share for the first nine months of 2019.

When comparing net income from continuing operations for the third quarter of 2020 to the second quarter of 2020, net income decreased $1.9 million, primarily due to an increase in noninterest expenses of $2.2 million. Net interest income increased $252 thousand in the third quarter when compared to the second quarter, which was more than offset by an increase in provision for credit losses of $500 thousand and a decrease in noninterest income of $188 thousand. When comparing income from continuing operations for the third quarter of 2020 to the third quarter of 2019, net income decreased $823 thousand due to an increase in noninterest expense of $447 thousand, coupled with an increase in provision for credit losses of $1.3 million, partially offset by an increase in net interest income of $603 thousand.

“The positive earnings and strategic moves by management in the third quarter furthered the Company’s ability to achieve its core objectives.” said Lloyd L. “Scott” Beatty, Jr., President and Chief Executive Officer.  “During the quarter, the Company issued and sold $25 million of fixed to floating rate subordinated notes due 2030 to further strengthen the Company’s capital position and provided $1.5 million to its allowance for loan losses to position the Company to face the continuing adverse economic consequences of this pandemic, including any future deterioration in credit quality. COVID related loan deferrals were significantly reduced to approximately 1% of the outstanding loan balance as of September 30, 2020. Loan demand has remained strong throughout the third quarter with an annualized growth rate of 5%, which is anticipated to improve as we approach year-end. Lastly, we reinstated our common stock repurchase program to utilize some of our excess liquidity and to capitalize on purchasing our shares below tangible book value.”

Ongoing response to COVID-19

Employees

Many of our non-branch personnel have returned to our offices and continue to practice social distancing as the Company has implemented enhanced cleaning and disinfecting procedures across all locations. Most of our Company meetings have transitioned to telephonic or video conferencing. We suspended all unnecessary business-related travel, public events, and meetings with outside parties to promote the safety and well-being of our employees.

Banking Locations

All our branch locations remain open, with normal hours of operation. We have re-opened our branch lobbies to the public with limits on the number of people allowed in the branch at any time. The drive-thru locations have expanded their capabilities to accommodate an array of transactions for our customers. We notified our customers of our changes in operations as well as promoted the use of online and mobile banking.

Customers

We thank our customers for their commitment and understanding as we continue to find ways to serve them as safely and securely as possible. For our customers impacted by the pandemic, we have provided fee waivers and loan payment deferrals to assist them during this challenging time.

Loan Deferrals

As of September 30, 2020, the Company’s outstanding COVID related loan deferral balance amounted to $12.9 million, or 0.91% of the total loan portfolio. The most significant deferrals by loan type or industry were as follows: other commercial of $6.4 million, hospitality of $4.7 million, residential 1-4 family rentals of $1.1 million, consumer loans of $435 thousand, restaurants of $220 thousand and retail stores of $160 thousand.

Small Business Administration’s Paycheck Protection Program (“PPP”)

We remain an SBA preferred lender and are actively participating in the PPP program. From the inception of the program through August 8, 2020, we provided loans for 1,488 small business customers totaling $126.7 million.

Share Repurchases

We reinstated our common stock repurchase program on September 1, 2020. During the third quarter of 2020, we repurchased approximately 310,800 shares of the Company’s common stock.

Dividends

We currently expect to maintain our quarterly cash dividends based on our strong capital position.

Balance Sheet Review

Total assets were $1.828 billion at September 30, 2020, a $268.9 million, or 17.2%, increase when compared to $1.559 billion at the end of 2019. The increase was primarily due to the $175.3 million, or 14.0%, increase in gross loans, of which $126.7 million related to PPP loans. The increase in gross loans was funded by an increase in deposits of $252.8 million, or 18.8%.

Total deposits increased $252.8 million, or 18.8%, when compared to December 31, 2019. The increase in total deposits consisted of increases in the following categories: Interest-bearing checking accounts of $109.5 million, noninterest-bearing deposits of $108.7 million and savings and money market accounts of $37.3 million, partially offset by a decrease in time deposits of $2.7 million.

Total stockholders’ equity increased $6.1 million, or 3.2%, when compared to the end of 2019. At September 30, 2020, the ratio of total equity to total assets was 10.88% and the ratio of total tangible equity to total tangible assets was 9.92%.

Total assets at September 30, 2020 increased $266.5 million, or 17.1%, when compared to total assets at September 30, 2019, primarily the result of loan growth of $188.9 million and increases in cash and cash equivalents of $53.1 million and investment securities of $9.9 million. In addition, other assets increased $16.9 million, primarily the result of purchasing additional bank owned life insurance (“BOLI”) in the fourth quarter of 2019.

Total deposits at September 30, 2020 increased $268.6 million, or 20.3%, when compared to September 30, 2019. The increase in total deposits included growth within interest-bearing checking accounts of $123.2 million, noninterest-bearing deposits of $102.7 million, savings and money market accounts of $53.1 million and time deposits of $1.7 million. Brokered deposits of $12.1 million matured in 2019 and were not renewed.

Total stockholders’ equity increased $4.9 million, or 2.5%, when compared to September 30, 2019.

Review of Quarterly Financial Results

Net interest income was $13.3 million for the third quarter of 2020, compared to $13.0 million for the second quarter of 2020 and $12.7 million for the third quarter of 2019. The increase in net interest income when compared to the second quarter of 2020 was primarily due to increases in the average balances in loans of $32.4 million, taxable investment securities of $28.1 million and interest-bearing deposits with other banks of $69.8 million. These increases in the average balances on earning assets contributed $304 thousand to interest income over the second quarter, despite a decline in the weighted average yield on these assets of 26bps. In addition, the weighted average rate paid on interest-bearing deposits declined by 8bps in the third quarter when compared to the second quarter, reducing interest expense by $87 thousand. However, this decline was more than offset by the $142 thousand of additional interest expense related to subordinated debt issued during the third quarter. Net interest income increased when compared to the third quarter of 2019, primarily due to lower rates paid on interest bearing deposits of 44bps and the elimination of short and long-term advances from FHLB borrowings which reduced interest expense by a combined $935 thousand. Lower yields on earning assets of 66bps, specifically, taxable investment securities and interest-bearing deposits with other banks, reduced interest income by $330 thousand for the third quarter, partially offset by the increase in the average balance in loans of $171.3 million. The higher average balance on loans was driven by the $127.6 million of PPP loans funded in the second quarter of 2020 which had yet to be forgiven in accordance with SBA guidelines and had an average yield of 2.00% for the third quarter. The forgiveness of PPP loans which is anticipated in future quarters will have a positive impact on the net interest margin as these loans carry a much lower yield than our traditional loan portfolio. The Company’s net interest margin decreased to 3.17% for the third quarter of 2020 from 3.41% in the second quarter of 2020 and down from 3.52% in the third quarter of 2019. The decline in net interest margin in the third quarter of 2020 when compared to the second quarter of 2020 and the third quarter of 2019, was significantly impacted by excess liquidity of approximately $100 million, which has yet to be fully invested. Without this excess liquidity the margin for the third quarter would have been 3.37%.

The provision for credit losses was $1.5 million for the three months ended September 30, 2020. The comparable amounts were $1.0 million and $200 thousand for the three months ended June 30, 2020 and September 30, 2019, respectively. The ratio of the allowance for credit losses to period-end loans was 0.90% at September 30, 2020. Excluding PPP loans, the ratio of the allowance for credit losses to period-end loans was 0.98% at September 30, 2020, higher than both the 0.86% at June 30, 2020 and the 0.84% at September 30, 2019. The primary drivers of the increased percentage of the allowance to total loans, excluding PPP loans, and the increase in provision for loan losses as compared to both the prior periods were the result of new and elevated qualitative factors within the allowance model related to economic conditions and the COVID-19 pandemic. The Company reported net recoveries in the third quarter of 2020 of $187 thousand, compared to net charge-offs of $288 thousand for the second quarter of 2020 and $67 thousand for the third quarter of 2019.

At September 30, 2020, nonperforming assets were $8.4 million, a decrease of $3.9 million, or 31.8%, when compared to June 30, 2020, primarily due to a decrease in nonaccrual loans of $4.7 million, or 40.2%. Other real estate owned remained at $38 thousand and accruing troubled debt restructurings (“TDRs”) decreased $45 thousand, or less than 1% over the same time period. When comparing September 30, 2020 to September 30, 2019, nonperforming assets decreased $4.9 million, or 37.1%, primarily due to a decrease in nonaccrual loans of $5.6 million, or 44.4%. TDR’s decreased $321 thousand, or 4.2%, and other real estate owned decreased $36 thousand, or 48.6%, over the same time period. The ratio of nonperforming assets and accruing TDRs to total assets was 0.86%, 1.14% and 1.34% at September 30, 2020, June 30, 2020 and September 30, 2019, respectively. In addition, the ratio of accruing TDRs to total loans at September 30, 2020 was 0.51%, compared to 0.52% at June 30, 2020 and 0.61% at September 30, 2019.

Total noninterest income for the third quarter of 2020 decreased $188 thousand, or 6.8%, when compared to the second quarter of 2020 and increased $52 thousand, or 2.1%, when compared to the third quarter of 2019. The decrease was primarily due to sales of available for sale securities at a gain of $347 thousand in the second quarter of 2020. Absent the sale of these securities, noninterest income would have increased $159 thousand, or 6.6%, for the third quarter of 2020, which was primarily the result of increases in loan fee income and service charges on deposit accounts. The increase in noninterest income from the third quarter of 2019 was due to additional income from BOLI purchased late in the fourth quarter of 2019, offset by lower service charges on deposit accounts.

Total noninterest expense from continuing operations for the third quarter of 2020 increased $2.2 million, or 28.3%, when compared to the second quarter of 2020 and increased $447 thousand, or 4.8%, when compared to the third quarter of 2019. The increase in noninterest expense when compared to the second quarter of 2020 was primarily related to higher salaries and wages, due to the significant volume of PPP loans originated in the second quarter which resulted in heightened deferrals of direct origination costs during the second quarter of 2020. The deferred origination costs are being amortized over the lives of the related PPP loans and will be accelerated upon forgiveness or repayment. The increase in noninterest expenses when compared to the third quarter of 2019 was primarily due to higher salaries and wages, employee benefits and data processing fees, partially offset by decreases in other real estate owned expenses and other loan expenses.

Review of Nine-Month Financial Results

Net interest income for the first nine months of 2020 was $38.8 million, an increase of $1.5 million, or 3.9%, when compared to the first nine months of 2019. The increase was due to lower interest expense on interest-bearing deposits of $1.4 million and an aggregate decrease of $679 thousand related to the elimination of both short and long-term advances from the FHLB, partially offset by the addition of subordinated debt of $148 thousand. Although the average balance of total earning assets increased by $145 million, or 10.3%, primarily in loans and interest-bearing deposits with other banks of $128.7 million and $51.8 million, respectively, the interest income from these assets was impacted by lower yields due to below market rates on PPP loans and Federal Reserve interest rate cuts during 2020. In addition, the average balance of taxable investment securities declined $35.5 million, or 22.2%, which reduced interest income by $668 thousand. These significant swings in both the average balances and rates on both sides of the balance sheet resulted in a net interest margin of 3.35% for the first nine months of 2020 compared to 3.56% for the first nine months of 2019.

The provision for credit losses for the nine months ended September 30, 2020 and 2019 was $2.9 million and $500 thousand, respectively, while net charge-offs were $580 thousand and $405 thousand, respectively. The increase in provision for credit losses was the result of new and elevated qualitative factors within the allowance model related to economic conditions and the COVID-19 pandemic. Excluding PPP loans, the ratio of the allowance for credit losses to period-end loans increased to 0.98% at September 30, 2020 from 0.84% at December 31, 2019. As previously discussed, this ratio increased primarily due to the addition of qualitative factors in the analysis of the allowance for loan losses. The ratio of annualized net charge-offs to average loans was 0.06% for the first nine months of 2020 and 0.04% for the first nine months of 2019. Management will continue to evaluate the adequacy of the allowance for credit losses as more economic data becomes available and as changes within the Company’s portfolio are known.

Total noninterest income from continuing operations for the nine months ended September 30, 2020 increased $376 thousand, or 5.1%, when compared to the same period in 2019. The increase in noninterest income primarily consisted of increases in BOLI income, gains on sales of securities and other fees on bank services, partially offset by a decrease in service charges on deposit accounts.

Total noninterest expense from continuing operations for the nine months ended September 30, 2020 increased $131 thousand, or 0.5%, when compared to the same period in 2019. The increase was a result of higher costs related to employee benefits and higher data processing fees, which were almost entirely offset by decreases in salaries and wages due to the deferral of direct origination costs related to the origination of PPP loans, FDIC insurance premiums, other real estate owned expenses, and other loan related expenses. The deferred costs for salaries and wages are being recognized over the lives of the related loans as previously mentioned.

Shore Bancshares Information

Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland's Eastern Shore. It is the parent company of Shore United Bank. Shore Bancshares engages in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank.

Additional information is available at www.shorebancshares.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

Further, given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and when and how the economy may be fully reopened. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: the demand for our products and services may decline, making it difficult to grow assets and income; if the economy is unable to substantially reopen, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase; our allowance for loan losses may increase if borrowers experience financial difficulties, which will adversely affect our net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities, reducing our net interest margin and spread and reducing net income; our cyber security risks are increased as the result of an increase in the number of employees working remotely; and FDIC premiums may increase if the agency experience additional resolution costs.

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

For further information contact: Edward Allen, Executive Vice President and Chief Financial Officer, 410-763-7800

Shore Bancshares, Inc.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data)

	For the Three Months Ended				For the Nine Months Ended
	September 30,				September 30,
	2020	2019	Change		2020	2019	Change
PROFITABILITY FOR THE PERIOD
Net interest income	$13,283	$12,680	4.8%		$38,832	$37,367	3.9%
Provision for credit losses	1,500	200	650.0		2,850	500	470.0
Noninterest income	2,581	2,529	2.1		7,702	7,326	5.1
Noninterest expense	9,831	9,384	4.8		27,843	27,712	0.5
Income from continuing operations before income taxes	4,533	5,625	(19.4)		15,841	16,481	(3.9)
Income tax expense	1,142	1,411	(19.1)		3,997	4,211	(5.1)
Income from continuing operations	$3,391	$4,214	(19.5)		$11,844	$12,270	(3.5)

Loss from discontinued operations before income taxes	—	(10)	100.0		—	(113)	100.0
Income tax benefit	—	(2)	—		—	(27)	100.0
Loss from discontinued operations	—	(8)	100.0		—	(86)	100.0
Net income	$3,391	$4,206	(19.4)		$11,844	$12,184	(2.8)

From Continuing Operations:
Return on average assets	0.76%	1.10%	(34	)bp	0.96%	1.11%	(15	)bp
Return on average equity	6.71	8.66	(195)		7.99	8.68	(69)
Return on average tangible equity (1)	7.63	9.90	(227)		9.09	9.98	(89)
Net interest margin	3.17	3.52	(35)		3.35	3.56	(21)
Efficiency ratio - GAAP	61.97	61.70	27		59.83	62.01	(218)
Efficiency ratio - Non-GAAP (1)	61.05	60.58	47		59.26	60.81	(155)

PER SHARE DATA
Basic and diluted net income per common share
Income from continuing operations	$0.27	$0.33	(18.2)%		$0.95	$0.96	(1.0)%
Loss from discontinued operations	—	—	—		—	(0.01)	100.0
Net income	$0.27	$0.33	(18.2)		$0.95	$0.95	—

Dividends paid per common share	$0.12	$0.10	20.0		$0.36	$0.30	20.0
Book value per common share at period end	16.28	15.22	7.0
Tangible book value per common share at period end (1)	14.69	13.66	7.5
Market value at period end	10.98	15.41	(28.7)
Market range:
High	11.77	17.00	(30.8)		17.56	17.00	3.3
Low	9.14	14.90	(38.7)		7.63	14.00	(45.5)

AVERAGE BALANCE SHEET DATA
Loans	$1,406,683	$1,235,374	13.9%		$1,348,362	$1,219,623	10.6%
Investment securities	136,017	155,324	(12.4)		124,487	160,035	(22.2)
Earning assets	1,670,194	1,432,252	16.6		1,553,974	1,408,937	10.3
Assets	1,771,944	1,513,790	17.1		1,652,876	1,480,813	11.6
Deposits	1,548,072	1,280,057	20.9		1,434,515	1,243,472	15.4
Stockholders' equity	201,079	193,120	4.1		198,095	189,094	4.8

CREDIT QUALITY DATA
Net (recoveries) charge-offs	$(187)	$67	(379.1)%		$580	$405	43.2%

Nonaccrual loans	$6,966	$12,530	(44.4)
Loans 90 days past due and still accruing	1,373	712	92.8
Other real estate owned	38	74	(48.6)
Total nonperforming assets	8,377	13,316	(37.1)
Accruing troubled debt restructurings (TDRs)	7,267	7,588	(4.2)
Total nonperforming assets and accruing TDRs	$15,644	$20,904	(25.2)

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	10.88%	12.42%	(154	)bp
Period-end tangible equity to tangible assets (1)	9.92	11.29	(137)

Annualized net (recoveries) charge-offs to average loans	(0.05)	0.02	(7)		0.06%	0.04%	2	bp

Allowance for credit losses as a percent of:
Period-end loans (2)	0.90	0.85	5
Nonaccrual loans	183.42	83.30	10,012
Nonperforming assets	152.52	78.39	7,413
Accruing TDRs	175.82	137.56	3,826
Nonperforming assets and accruing TDRs	81.67	49.93	3,174

As a percent of total loans:
Nonaccrual loans	0.49	1.01	(52)
Accruing TDRs	0.51	0.61	(10)
Nonaccrual loans and accruing TDRs	1.00	1.63	(63)

As a percent of total loans+other real estate owned:
Nonperforming assets	0.59	1.08	(49)
Nonperforming assets and accruing TDRs	1.10	1.69	(59)

As a percent of total assets:
Nonaccrual loans	0.38	0.80	(42)
Nonperforming assets	0.46	0.85	(39)
Accruing TDRs	0.40	0.49	(9)
Nonperforming assets and accruing TDRs	0.86	1.34	(48)

(1)	See the reconciliation table on page 18 of 18.

(2)	As of 9/30/2020 and 6/30/2020, this ratio includes PPP loans of $126.7 million and $123.0 million, respectively. Excluding these loans, the ratio is 0.98% and 0.86% for 9/30/2020 and 6/30/2020.

Shore Bancshares, Inc.

Consolidated Balance Sheets (Unaudited)

(In thousands, except per share data)

				September 30, 2020
	September 30,	December 31,	September 30,	compared to
	2020	2019	2019	December 31, 2019
ASSETS
Cash and due from banks	$17,577	$18,465	$22,777	(4.8)%
Interest-bearing deposits with other banks	138,885	76,506	80,596	81.5
Cash and cash equivalents	156,462	94,971	103,373	64.7

Investment securities available for sale (at fair value)	139,349	122,791	138,911	13.5
Investment securities held to maturity	20,174	8,786	9,780	129.6
Equity securities, at fair value	1,396	1,342	1,339	4.0
Restricted securities	3,626	4,190	4,655	(13.5)

Loans	1,423,965	1,248,654	1,235,035	14.0
Less: allowance for credit losses	(12,777)	(10,507)	(10,438)	21.6
Loans, net	1,411,188	1,238,147	1,224,597	14.0

Premises and equipment, net	24,679	23,821	23,871	3.6
Goodwill	17,518	17,518	17,518	—
Other intangible assets, net	1,844	2,252	2,396	(18.1)
Other real estate owned, net	38	74	74	(48.6)
Right of use assets, net	4,769	4,771	4,908	(0.0)
Other assets	47,129	40,572	30,257	16.2

Total assets	$1,828,172	$1,559,235	$1,561,679	17.2

LIABILITIES
Noninterest-bearing deposits	$465,304	$356,618	$362,557	30.5
Interest-bearing deposits	1,128,817	984,716	962,934	14.6
Total deposits	1,594,121	1,341,334	1,325,491	18.8

Securities sold under retail repurchase agreements	1,019	1,226	2,263	(16.9)
Advances from FHLB - short-term	—	—	15,000	—
Advances from FHLB - long-term	—	15,000	15,000	(100.0)
Subordinated debt	24,399	—	—	—
Total borrowings	25,418	16,226	32,263

Lease liabilities	4,840	4,792	4,923	1.0
Accrued expenses and other liabilities	4,912	4,081	5,039	20.4
Total liabilities	1,629,291	1,366,433	1,367,716	19.2

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; authorized 35,000,000 shares	122	125	127	(2.4)
Additional paid in capital	58,090	61,045	64,879	(4.8)
Retained earnings	138,765	131,425	128,924	5.6
Accumulated other comprehensive income	1,904	207	33	819.8
Total stockholders' equity	198,881	192,802	193,963	3.2

Total liabilities and stockholders' equity	$1,828,172	$1,559,235	$1,561,679	17.2

Period-end common shares outstanding	12,218	12,500	12,742	(2.3)
Book value per common share	$16.28	$15.42	$15.22	5.6

Shore Bancshares, Inc.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	For the Three Months Ended			For the Nine Months Ended
	September 30,			September 30,
	2020	2019	% Change	2020	2019	% Change
INTEREST INCOME
Interest and fees on loans	$14,139	$14,100	0.3%	$41,879	$41,348	1.3%
Interest on investment securities:
Taxable	730	870	(16.1)	2,087	2,755	(24.2)
Interest on deposits with other banks	33	223	(85.2)	216	499	(56.7)
Total interest income	14,902	15,193	(1.9)	44,182	44,602	(0.9)

INTEREST EXPENSE
Interest on deposits	1,470	2,288	(35.8)	5,085	6,439	(21.0)
Interest on short-term borrowings	1	117	(99.1)	4	475	(99.2)
Interest on long-term borrowings	148	108	37.0	261	321	—
Total interest expense	1,619	2,513	(35.6)	5,350	7,235	(26.1)

NET INTEREST INCOME	13,283	12,680	4.8	38,832	37,367	3.9
Provision for credit losses	1,500	200	650.0	2,850	500	470.0

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	11,783	12,480	(5.6)	35,982	36,867	(2.4)

NONINTEREST INCOME
Service charges on deposit accounts	647	990	(34.6)	2,057	2,952	(30.3)
Trust and investment fee income	381	383	(0.5)	1,119	1,140	(1.8)
Gains on sales and calls of investment securities	—	—	—	347	—	—
Other noninterest income	1,553	1,156	34.3	4,179	3,234	29.2
Total noninterest income	2,581	2,529	2.1	7,702	7,326	5.1

NONINTEREST EXPENSE
Salaries and wages	4,143	3,853	7.5	10,569	11,411	(7.4)
Employee benefits	1,489	1,299	14.6	4,746	3,621	31.1
Occupancy expense	774	697	11.0	2,174	2,056	5.7
Furniture and equipment expense	294	263	11.8	858	821	4.5
Data processing	1,114	972	14.6	3,195	2,801	14.1
Directors' fees	132	140	(5.7)	386	342	12.9
Amortization of intangible assets	125	144	(13.2)	407	461	(11.7)
FDIC insurance premium expense	132	—	—	347	386	(10.1)
Other real estate owned expenses, net	—	133	(100.0)	18	426	(95.8)
Legal and professional fees	447	495	(9.7)	1,634	1,655	(1.3)
Other noninterest expenses	1,181	1,388	(14.9)	3,509	3,732	(6.0)
Total noninterest expense	9,831	9,384	4.8	27,843	27,712	0.5

Income from continuing operations before income taxes	4,533	5,625	(19.4)	15,841	16,481	(3.9)
Income tax expense	1,142	1,411	(19.1)	3,997	4,211	(5.1)

Income from continuing operations	3,391	4,214	(19.5)	11,844	12,270	(3.5)

Loss from discontinued operations before income taxes	—	(10)	100.0	—	(113)	100.0
Income tax benefit	—	(2)	100.0	—	(27)	100.0

Loss from discontinued operations	—	(8)	100.0	—	(86)	100.0

NET INCOME	$3,391	$4,206	(19.4)	$11,844	$12,184	(2.8)

Weighted average shares outstanding - basic	12,483	12,764	(2.2)	12,506	12,771	(2.1)
Weighted average shares outstanding - diluted	12,483	12,769	(2.2)	12,509	12,776	(2.1)

Basic and diluted net income per common share
Income from continuing operations	$0.27	$0.33	(18.2)	$0.95	$0.96	(1.0)
Loss from discontinued operations	—	—	—	—	(0.01)	100.0
Net income	$0.27	$0.33	(18.2)	$0.95	$0.95	—

Dividends paid per common share	0.12	0.10	20.0	0.36	0.30	20.0

Shore Bancshares, Inc.

Consolidated Average Balance Sheets (Unaudited)

(Dollars in thousands)

	For the Three Months Ended				For the Nine Months Ended
	September 30,				September 30,
	2020		2019		2020		2019
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	balance	rate	balance	rate	balance	rate	balance	rate
Earning assets
Loans (1), (2), (3)	$1,406,683	4.01%	$1,235,374	4.54%	$1,348,362	4.16%	$1,219,623	4.55%
Investment securities
Taxable	136,017	2.14	155,324	2.24	124,487	2.24	160,035	2.30
Interest-bearing deposits	127,494	0.10	41,554	2.13	81,125	0.36	29,279	2.28
Total earning assets	1,670,194	3.56%	1,432,252	4.22%	1,553,974	3.81%	1,408,937	4.24%
Cash and due from banks	18,860		18,127		18,302		17,520
Other assets	94,755		73,823		91,642		64,775
Allowance for credit losses	(11,865)		(10,412)		(11,042)		(10,419)
Total assets	$1,771,944		$1,513,790		$1,652,876		$1,480,813

Interest-bearing liabilities
Demand deposits	$370,922	0.19%	$252,386	0.70%	$318,083	0.30%	$242,364	0.66%
Money market and savings deposits	442,322	0.21	389,268	0.67	426,570	0.29	386,113	0.79
Brokered deposits	—	—	14,568	2.29	—	—	19,144	2.40
Certificates of deposit $100,000 or more	127,983	1.68	119,200	1.78	129,319	1.78	108,504	1.54
Other time deposits	148,223	1.42	149,708	1.49	149,841	1.52	145,381	1.28
Interest-bearing deposits	1,089,450	0.54	925,130	0.98	1,023,813	0.66	901,506	0.96
Securities sold under retail repurchase agreements and federal funds purchased	1,575	0.25	1,434	1.38	1,613	0.33	964	1.66
Advances from FHLB - short-term	—	—	16,295	2.73	—	—	23,070	2.68
Advances from FHLB - long-term	—	—	15,000	2.86	5,255	2.87	15,000	2.86
Subordinated debt	9,859	5.97	—	—	3,310	5.97	—	—
Total interest-bearing liabilities	1,100,884	0.59%	957,859	1.04%	1,033,991	0.69%	940,540	1.03%
Noninterest-bearing deposits	458,622		354,927		410,702		341,966
Accrued expenses and other liabilities	11,359		7,884		10,088		9,213
Stockholders' equity	201,079		193,120		198,095		189,094
Total liabilities and stockholders' equity	$1,771,944		$1,513,790		$1,652,876		$1,480,813

Net interest spread		2.97%		3.18%		3.12%		3.21%
Net interest margin		3.17%		3.52%		3.35%		3.56%

(1)   All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.

(2)   Average loan balances include nonaccrual loans.

(3)   Interest income on loans includes amortized loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations.

Shore Bancshares, Inc.

Financial Highlights By Quarter (Unaudited)

(Dollars in thousands, except per share data)

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	Q3 2020		Q3 2020
	2020	2020	2020	2019	2019	compared to		compared to
	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2020		Q3 2019
PROFITABILITY FOR THE PERIOD
Taxable-equivalent net interest income	$13,317	$13,068	$12,554	$12,808	$12,724	1.9%		4.7
Less: Taxable-equivalent adjustment	34	37	36	44	44	(8.1)		(22.7)
Net interest income	13,283	13,031	12,518	12,764	12,680	1.9		4.8
Provision for credit losses	1,500	1,000	350	200	200	50.0		650.0
Noninterest income	2,581	2,769	2,352	2,694	2,529	(6.8)		2.1
Noninterest expense	9,831	7,663	10,349	9,845	9,384	28.3		4.8
Income from continuing operations before income taxes	4,533	7,137	4,171	5,413	5,625	(36.5)		(19.4)
Income tax expense	1,142	1,802	1,053	1,399	1,411	(36.6)		(19.1)
Income from continuing operations	3,391	5,335	3,118	4,014	4,214	(36.4)		(19.5)

Loss from discontinued operations before income taxes	—	—	—	—	(10)	—		100.0
Income tax benefit	—	—	—	—	(2)	—		—
Loss from discontinued operations	—	—	—	—	(8)	—		100.0

Net income	$3,391	$5,335	$3,118	$4,014	$4,206	(36.4)		(19.4)

From Continuing Operations:
Return on average assets	0.76%	1.31%	0.81%	1.03%	1.10%	(55	)bp	(34)
Return on average equity	6.71	10.79	6.45	8.24	8.66	(408)		(195)
Return on average tangible equity (1)	7.63	12.20	7.43	9.43	9.90	(457)		(227)
Net interest margin	3.17	3.41	3.48	3.47	3.52	(24)		(35)
Efficiency ratio - GAAP	61.97	48.50	69.60	63.69	61.70	1,347		27
Efficiency ratio - Non-GAAP (1)	61.05	48.58	68.46	62.58	60.58	1,247		47

PER SHARE DATA
Basic and diluted net income per common share
Income from continuing operations	$0.27	$0.43	$0.25	$0.32	$0.33	(37.2)%		(18.2)
Loss from discontinued operations	—	—	—	—	—	—		—
Net income	$0.27	$0.43	$0.25	$0.32	$0.33	(37.2)		(18.2)

Dividends paid per common share	0.12	0.12	0.12	0.12	0.10	—		20.0
Book value per common share at period end	16.28	15.98	15.62	15.42	15.22	1.9		7.0
Tangible book value per common share at period end (1)	14.69	14.42	14.06	13.84	13.66	1.9		7.5
Market value at period end	10.98	11.09	10.85	17.36	15.41	(1.0)		(28.7)
Market range:
High	11.77	12.40	17.56	17.90	17.00	(5.1)		(30.8)
Low	9.14	8.00	7.63	15.01	14.90	14.3		(38.7)

AVERAGE BALANCE SHEET DATA
Loans	$1,406,683	$1,374,324	$1,263,441	$1,246,355	$1,235,374	2.4%		13.9
Investment securities	136,017	107,908	129,410	145,544	155,324	26.0		(12.4)
Earning assets	1,670,194	1,539,945	1,450,508	1,463,490	1,432,252	8.5		16.6
Assets	1,771,944	1,638,387	1,546,991	1,553,017	1,513,790	8.2		17.1
Deposits	1,548,072	1,427,063	1,327,162	1,334,047	1,280,057	8.5		20.9
Stockholders' equity	201,079	198,842	194,332	193,239	193,120	1.1		4.1

CREDIT QUALITY DATA
Net (recoveries) charge-offs	$(187)	$288	$479	$131	$67	(164.9)%		(379.1)

Nonaccrual loans	$6,966	$11,649	$11,540	$10,590	$12,530	(40.2)		(44.4)
Loans 90 days past due and still accruing	1,373	604	721	1,326	712	127.3		92.8
Other real estate owned	38	38	38	74	74	—		(48.6)
Total nonperforming assets	$8,377	$12,291	$12,299	$11,990	$13,316	(31.8)		(37.1)

Accruing troubled debt restructurings (TDRs)	$7,267	$7,312	$7,444	$7,501	$7,588	(0.6)		(4.2)

Total nonperforming assets and accruing TDRs	$15,644	$19,603	$19,743	$19,491	$20,904	(20.2)		(25.2)

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	10.88%	11.64%	12.45%	12.37%	12.42%	(76	)bp	(154)
Period-end tangible equity to tangible assets (1)	9.92	10.63	11.35	11.24	11.29	(71)		(137)

Annualized net (recoveries) charge-offs to average loans	(0.05)	0.08	0.15	0.04	0.02	(13)		(7)

Allowance for credit losses as a percent of:
Period-end loans (2)	0.90	0.79	0.81	0.84	0.85	11		5
Nonaccrual loans	183.42	95.20	89.93	99.22	83.30	8,822		10,012
Nonperforming assets	152.52	90.23	84.38	87.63	78.39	6,229		7,413
Accruing TDRs	175.82	151.67	139.41	140.07	137.56	2,415		3,826
Nonperforming assets and accruing TDRs	81.67	56.57	52.57	53.91	49.93	2,510		3,174

As a percent of total loans:
Nonaccrual loans	0.49	0.83	0.90	0.85	1.01	(34)		(52)
Accruing TDRs	0.51	0.52	0.58	0.60	0.61	(1)		(10)
Nonaccrual loans and accruing TDRs	1.00	1.35	1.49	1.45	1.63	(35)		(63)

As a percent of total loans+other real estate owned:
Nonperforming assets	0.59	0.87	0.96	0.96	1.08	(28)		(49)
Nonperforming assets and accruing TDRs	1.10	1.39	1.55	1.56	1.69	(29)		(59)

As a percent of total assets:
Nonaccrual loans	0.38	0.68	0.73	0.68	0.80	(30)		(42)
Nonperforming assets	0.46	0.71	0.78	0.77	0.85	(25)		(39)
Accruing TDRs	0.40	0.43	0.47	0.48	0.49	(3)		(9)
Nonperforming assets and accruing TDRs	0.86	1.14	1.25	1.25	1.34	(28)		(48)

(1)	See the reconciliation table on page 18 of 18.

(2)	As of 9/30/2020 and 6/30/2020, this ratio includes PPP loans of $126.7 million and $123.0 million, respectively. Excluding these loans, the ratio is 0.98% and 0.86% for 9/30/2020 and 6/30/2020.

Shore Bancshares, Inc.

Consolidated Statements of Income By Quarter (Unaudited)

(In thousands, except per share data)

						Q3 2020	Q3 2020
						compared to	compared to
	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	Q2 2020	Q3 2019
INTEREST INCOME
Interest and fees on loans	$14,139	$13,945	$13,795	$14,043	$14,100	1.4%	0.3%
Interest on investment securities:
Taxable	730	638	719	827	870	14.4	(16.1)
Interest on deposits with other banks	33	11	172	295	223	200.0	(85.2)
Total interest income	14,902	14,594	14,686	15,165	15,193	2.1	(1.9)

INTEREST EXPENSE
Interest on deposits	1,470	1,556	2,059	2,287	2,288	(5.5)	(35.8)
Interest on short-term borrowings	1	1	2	6	117	—	(99.1)
Interest on long-term borrowings	148	6	107	108	108	2,366.7	37.0
Total interest expense	1,619	1,563	2,168	2,401	2,513	3.6	(35.6)

NET INTEREST INCOME	13,283	13,031	12,518	12,764	12,680	1.9	4.8
Provision for credit losses	1,500	1,000	350	200	200	50.0	650.0

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	11,783	12,031	12,168	12,564	12,480	(2.1)	(5.6)

NONINTEREST INCOME
Service charges on deposit accounts	647	544	866	958	990	18.9	(34.6)
Trust and investment fee income	381	363	375	382	383	5.0	(0.5)
Gains on sales and calls of investment securities	—	347	—	—	—	(100.0)	—
Other noninterest income	1,553	1,515	1,111	1,354	1,156	2.5	34.3
Total noninterest income	2,581	2,769	2,352	2,694	2,529	(6.8)	2.1

NONINTEREST EXPENSE
Salaries and wages	4,143	2,130	4,296	4,002	3,853	94.5	7.5
Employee benefits	1,489	1,535	1,722	1,662	1,299	(3.0)	14.6
Occupancy expense	774	702	698	702	697	10.3	11.0
Furniture and equipment expense	294	247	317	286	263	19.0	11.8
Data processing	1,114	1,037	1,044	989	972	7.4	14.6
Directors' fees	132	113	141	137	140	16.8	(5.7)
Amortization of intangible assets	125	138	144	144	144	(9.4)	(13.2)
FDIC insurance premium expense	132	124	91	(42)	—	6.5	—
Other real estate owned expenses, net	—	—	18	(1)	133	—	(100.0)
Legal and professional fees	447	553	634	568	495	(19.2)	(9.7)
Other noninterest expenses	1,181	1,084	1,244	1,398	1,388	8.9	(14.9)
Total noninterest expense	9,831	7,663	10,349	9,845	9,384	28.3	4.8

Income from continuing operations before income taxes	4,533	7,137	4,171	5,413	5,625	(36.5)	(19.4)
Income tax expense	1,142	1,802	1,053	1,399	1,411	(36.6)	(19.1)

Income from continuing operations	3,391	5,335	3,118	4,014	4,214	(36.4)	(19.5)

Loss from discontinued operations before income taxes	—	—	—	—	(10)	—	100.0
Income tax benefit	—	—	—	—	(2)	—	100.0

Loss from discontinued operations	—	—	—	—	(8)	—	100.0

NET INCOME	$3,391	$5,335	$3,118	$4,014	$4,206	(36.4)	(19.4)

Weighted average shares outstanding - basic	12,483	12,524	12,513	12,588	12,764	(0.3)	(2.2)
Weighted average shares outstanding - diluted	12,483	12,525	12,518	12,593	12,769	(0.3)	(2.2)

Basic and diluted net income per common share
Income from continuing operations	$0.27	$0.43	$0.25	$0.32	$0.33	(37.2)	(18.2)
Loss from discontinued operations	—	—	—	—	—	—	—
Net income	$0.27	$0.43	$0.25	$0.32	$0.33	(37.2)	(18.2)

Dividends paid per common share	0.12	0.12	0.12	0.12	0.10	—	20.0

Shore Bancshares, Inc.

Consolidated Average Balance Sheets By Quarter (Unaudited)

(Dollars in thousands)

											Average balance
											Q3 2020	Q3 2020
											compared to	compared to
	Q3 2020		Q2 2020		Q1 2020		Q4 2019		Q3 2019		Q2 2020	Q3 2019
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	balance	rate	balance	rate	balance	rate	balance	rate	balance	rate
Earning assets
Loans (1), (2), (3)	1,406,683	4.01%	$1,374,324	4.09%	$1,263,441	4.40%	$1,246,355	4.48%	$1,235,374	4.54%	2.4%	13.9%
Investment securities
Taxable	136,017	2.14	107,908	2.37	129,410	2.22	145,544	2.27	155,324	2.24	26.0	(12.4)
Interest-bearing deposits	127,494	0.10	57,713	0.07	57,657	1.20	71,591	1.63	41,554	2.13	120.9	206.8
Total earning assets	1,670,194	3.56%	1,539,945	3.82%	1,450,508	4.08%	1,463,490	4.12%	1,432,252	4.22%	8.5	16.6
Cash and due from banks	18,860		18,167		17,874		20,382		18,127		3.8	4.0
Other assets	94,755		90,981		89,154		79,586		73,823		4.1	28.4
Allowance for credit losses	(11,865)		(10,706)		(10,545)		(10,441)		(10,412)		10.8	14.0
Total assets	$1,771,944		$1,638,387		$1,546,991		$1,553,017		$1,513,790		8.2	17.1

Interest-bearing liabilities
Demand deposits	$370,922	0.19%	$298,568	0.20%	$284,176	0.56%	$284,193	0.76%	$252,386	0.70%	24.2	47.0
Money market and savings deposits	442,322	0.21	426,963	0.23	410,252	0.46	397,662	0.51	389,268	0.67	3.6	13.6
Brokered deposits	—	—	—	—	—	—	8,135	2.15	14,568	2.29	—	(100.0)
Certificates of deposit $100,000 or more	127,983	1.68	130,582	1.81	129,408	1.85	126,411	1.85	119,200	1.78	(2.0)	7.4
Other time deposits	148,223	1.42	150,675	1.54	150,645	1.60	149,197	1.58	149,708	1.49	(1.6)	(1.0)
Interest-bearing deposits	1,089,450	0.54	1,006,788	0.62	974,481	0.85	965,598	0.94	925,130	0.98	8.2	17.8
Securities sold under retail repurchase agreements and federal funds purchased	1,575	0.25	2,030	0.20	1,235	0.65	1,889	1.26	17,729	2.64	(22.4)	(91.1)
Advances from FHLB - short-term	—	—	—	—	—	—	—	—	—	—	—	—
Advances from FHLB - long-term	—	—	824	2.93	15,000	2.87	15,000	2.86	15,000	2.86	(100.0)	(100.0)
Subordinated debt	9,859	5.97	—	—	—	—	—	—	—	—	100.0	100.0
Total interest-bearing liabilities	1,100,884	0.59%	1,009,642	0.62%	990,716	0.88%	982,487	0.97%	957,859	1.04%	9.0	14.9
Noninterest-bearing deposits	458,622		420,275		352,681		368,449		354,927		9.1	29.2
Accrued expenses and other liabilities	11,359		9,628		9,262		8,842		7,884		18.0	44.1
Stockholders' equity	201,079		198,842		194,332		193,239		193,120		1.1	4.1
Total liabilities and stockholders' equity	$1,771,944		$1,638,387		$1,546,991		$1,553,017		$1,513,790		8.2	17.1

Net interest spread		2.97%		3.20%		3.20%		3.15%		3.18%
Net interest margin		3.17%		3.41%		3.48%		3.47%		3.52%

(1)	All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.

(2)	Average loan balances include nonaccrual loans.

(3)	Interest income on loans includes amortized loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations.

Shore Bancshares, Inc.

Reconciliation of Generally Accepted Accounting Principles (GAAP)

and Non-GAAP Measures (Unaudited)

(In thousands, except per share data)

						YTD	YTD
	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019	9/30/2020	9/30/2019
The following reconciles return on average equity and return on average tangible equity from continuing operations (Note 1):

Income from continuing operations	$3,391	$5,335	$3,118	$4,014	$4,214	$11,844	$12,270
Income from continuing operations - annualized (A)	$13,490	$21,457	$12,541	$15,925	$16,719	$15,821	$16,405

Net income, excluding net amortization of intangible assets	$3,484	$5,438	$3,225	$4,121	$4,321	$12,148	$12,614

Net income, excluding net amortization of intangible assets - annualized (B)	$13,860	$21,872	$12,971	$16,350	$17,143	$16,227	$16,865

Average stockholders' equity (C)	$201,079	$198,842	$194,332	$193,239	$193,120	$198,095	$189,094
Less: Average goodwill and other intangible assets	(19,430)	(19,560)	(19,702)	(19,846)	(19,991)	(19,564)	(20,136)
Average tangible equity (D)	$181,649	$179,282	$174,630	$173,393	$173,129	$178,531	$168,958

Return on average equity (GAAP) (A)/(C)	6.71%	10.79%	6.45%	8.24%	8.66%	7.99%	8.68%
Return on average tangible equity (Non-GAAP) (B)/(D)	7.63%	12.20%	7.43%	9.43%	9.90%	9.09%	9.98%

The following reconciles GAAP efficiency ratio and non-GAAP efficiency ratio from continuing operations (Note 2):

Noninterest expense (E)	$9,831	$7,663	$10,349	$9,845	$9,384	$27,843	$27,712
Less: Amortization of intangible assets	(125)	(138)	(144)	(144)	(144)	(407)	(461)
Adjusted noninterest expense (F)	$9,706	$7,525	$10,205	$9,701	$9,240	$27,436	$27,251

Net interest income (G)	13,283	13,031	12,518	12,764	12,680	38,832	37,367
Add: Taxable-equivalent adjustment	34	37	36	44	44	107	119
Taxable-equivalent net interest income (H)	$13,317	$13,068	$12,554	$12,808	$12,724	$38,939	$37,486

Noninterest income (I)	$2,581	$2,769	$2,352	$2,694	$2,529	$7,702	7,326
Less: Investment securities (gains)	—	(347)	—	—	—	(347)	—
Adjusted noninterest income (J)	$2,581	$2,422	$2,352	$2,694	$2,529	$7,355	$7,326

Efficiency ratio (GAAP) (E)/(G)+(I)	61.97%	48.50%	69.60%	63.69%	61.70%	59.83%	62.01%
Efficiency ratio (Non-GAAP) (F)/(H)+(J)	61.05%	48.58%	68.46%	62.58%	60.58%	59.26%	60.81%

The following reconciles book value per common share and tangible book value per common share (Note 1):

Stockholders' equity (L)	$198,881	$200,134	$195,694	$192,802	$193,963
Less: Goodwill and other intangible assets	(19,362)	(19,488)	(19,626)	(19,770)	(19,914)
Tangible equity (M)	$179,519	$180,646	$176,068	$173,032	$174,049

Shares outstanding (N)	12,218	12,526	12,525	12,500	12,742

Book value per common share (GAAP) (L)/(N)	$16.28	$15.98	$15.62	$15.42	$15.22
Tangible book value per common share (Non-GAAP) (M)/(N)	$14.69	$14.42	$14.06	$13.84	$13.66

The following reconciles equity to assets and tangible equity to tangible assets (Note 1):

Stockholders' equity (O)	$198,881	$200,134	$195,694	$192,802	$193,963
Less: Goodwill and other intangible assets	(19,362)	(19,488)	(19,626)	(19,770)	(19,914)
Tangible equity (P)	$179,519	$180,646	$176,068	$173,032	$174,049

Assets (Q)	$1,828,172	$1,719,524	$1,571,421	$1,559,235	$1,561,679
Less: Goodwill and other intangible assets	(19,362)	(19,488)	(19,626)	(19,770)	(19,914)
Tangible assets (R)	$1,808,810	$1,700,036	$1,551,795	$1,539,465	$1,541,765

Period-end equity/assets (GAAP) (O)/(Q)	10.88%	11.64%	12.45%	12.37%	12.42%
Period-end tangible equity/tangible assets (Non-GAAP) (P)/(R)	9.92%	10.63%	11.35%	11.24%	11.29%

Note 1:	Management believes that reporting tangible equity and tangible assets more closely approximates the adequacy of capital for regulatory purposes.

Note 2:	Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling cash-based operating activities.